                                                                     EXHIBIT 1.1


                                5,038,000 Shares


                         Red Robin Gourmet Burgers, Inc.


                                  Common Stock




                             Underwriting Agreement


                               dated July __, 2002

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                                Table of Contents

                                                                            Page
Section 1.  Representations and Warranties. .................................  2
 A. Representations and Warranties of the Company ...........................  2
    (a)   Compliance with Registration Requirements .........................  2
    (b)   Offering Materials Furnished to Underwriters ......................  3
    (c)   Distribution of Offering Material By the Company ..................  3
    (d)   The Underwriting Agreement ........................................  3
    (e)   Authorization of the Common Shares ................................  3
    (f)   No Applicable Registration or Other Similar Rights ................  3
    (g)   No Material Adverse Change ........................................  3
    (h)   Independent Accountants ...........................................  4
    (i)   Preparation of the Financial Statements ...........................  4
    (j)   Incorporation and Good Standing of the Company and
          its Subsidiaries ..................................................  4
    (k)   Capitalization and Other Capital Stock Matters ....................  4
    (l)   Stock Exchange Listing ............................................  5
    (m)   Non-Contravention of Existing Instruments; No Further
          Authorizations or Approvals Required ..............................  5
    (n)   No Material Actions or Proceedings ................................  6
    (o)   Intellectual Property Rights ......................................  6
    (p)   All Necessary Permits, etc ........................................  6
    (q)   Title to Properties ...............................................  7
    (r)   Tax Law Compliance ................................................  7
    (s)   Company Not an "Investment Company" ...............................  7
    (t)   Insurance .........................................................  7
    (u)   No Price Stabilization or Manipulation ............................  7
    (v)   Related Party Transactions ........................................  8
    (w)   No Unlawful Contributions or Other Payments .......................  8
    (x)   Company's Accounting System .......................................  8
    (y)   Compliance with Environmental Laws ................................  8
    (z)   Periodic Review of Costs of Environmental Compliance ..............  9
    (aa)  ERISA Compliance ..................................................  9
    (bb)  Off Balance Sheet Transactions ....................................  9
    (cc)  Brokers ...........................................................  9
    (dd)  No Outstanding Loans or Other Indebtedness ........................ 10
    (ee)  Compliance with Laws .............................................. 10
    (ff)  Directed Share Program ............................................ 10
 B. Representations and Warranties of the Selling Stockholders .............. 10
    (a)   The Underwriting Agreement ........................................ 10
    (b)   The Custody Agreement and Power of Attorney ....................... 10
    (c)   Title to Common Shares to be Sold; All Authorizations Obtained .... 11
    (d)   Delivery of the Common Shares to be Sold .......................... 11
    (e)   Non-Contravention; No Further Authorizations or Approvals Required. 11
    (f)   No Registration or Other Similar Rights ........................... 11
    (g)   No Preemptive Rights or Other Rights .............................. 11
    (h)   No Further Consents, etc .......................................... 12
    (i)   Disclosure Made by Such Selling Stockholder in the Prospectus ..... 12
    (j)   No Price Stabilization or Manipulation ............................ 12
    (k)   Confirmation of Company Representations and Warranties ............ 12

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
    (l)   Enforceability of New York Judgment ..... .......................   12
    (m)   No Approvals Required for U.S. Dollar Payments ..................   13
Section 2.  Purchase, Sale and Delivery of the Common Shares. .............   13
Section 3.  Additional Covenants. .........................................   15
 A. Covenants of the Company ..............................................   15
    (a)   Representatives' Review of Proposed Amendments and Supplements ..   15
    (b)   Securities Act Compliance .......................................   15
    (c)   Amendments and Supplements to the Prospectus and Other
          Securities Act Matters ..........................................   16
    (d)   Copies of any Amendments and Supplements to the Prospectus ......   16
    (e)   Blue Sky Compliance .............................................   16
    (f)   Use of Proceeds .................................................   16
    (g)   Transfer Agent ..................................................   16
    (h)   Earnings Statement ..............................................   17
    (i)   Periodic Reporting Obligations ..................................   17
    (j)   Company to Provide Interim Financial Statements .................   17
    (k)   Directed Share Program ..........................................   17
    (l)   Nasdaq Listing ..................................................   17
    (m)   Agreement Not To Offer or Sell Additional Securities ............   17
    (n)   Future Reports to the Representatives ...........................   18
    (o)   Investment Limitation ...........................................   18
    (p)   No Manipulation of Price ........................................   18
    (q)   Existing Lock-Up Agreement ......................................   18
 B. Covenants of the Selling Stockholders .................................   18
    (a)   Agreement Not to Offer or Sell Additional Securities ............   18
    (b)   Delivery of Forms W-8 and W-9 ...................................   19
Section 4.  Payment of Expenses ...........................................   19
Section 5.  Conditions of the Obligations of the Underwriters .............   20
    (a)   Accountants' Comfort Letter .....................................   20
    (b)   Accountants' Comfort Letter .....................................   20
    (c)   Compliance with Registration Requirements; No Stop Order; No
          Objection from NASD .............................................   20
    (d)   No Material Adverse Change ......................................   21
    (e)   Opinion of Counsel for the Company ..............................   21
    (f)   Opinion of Counsel for the Underwriters .........................   21
    (g)   Officers' Certificate ...........................................   21
    (h)   Bring-down Comfort Letter .......................................   21
    (i)   Opinion of Counsel for the Selling Stockholders .................   21
    (j)   Selling Stockholders' Certificate ...............................   22
    (k)   Selling Stockholders' Documents .................................   22
    (l)   Lock-Up Agreement from Certain Securityholders of the Company
          Other Than Selling Stockholders .................................   22
    (m)   Additional Documents ............................................   22
Section 6.  Reimbursement of Underwriters' Expenses .......................   22
Section 7.  Effectiveness of this Agreement. ..............................   23
Section 8.  Indemnification. ..............................................   23
    (a)   Indemnification of the Underwriters .............................   23
    (b)   Indemnification of the Company, its Directors and Officers and
          the Selling Stockholders ........................................   24
    (c)   Notifications and Other Indemnification Procedures ..............   25
    (d)   Settlements .....................................................   25

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
    (e)   Indemnification for Directed Shares .............................   26
Section 9.   Contribution. ................................................   26
Section 10.  Default of One or More of the Several Underwriters ...........   28
Section 11.  Termination of this Agreement ................................   28
Section 12.  Representations and Indemnities to Survive Delivery ..........   29
Section 13.  Notices ......................................................   29
Section 14.  Successors ...................................................   30
Section 15.  Partial Unenforceability .....................................   30
Section 16.(a)  Governing Law Provisions ..................................   30
    (b)   Consent to Jurisdiction .........................................   30
    (c)   Waiver of Immunity ..............................................   31
Section 17.  Failure of One or More of the Selling Stockholders to Sell
              and Deliver Common Shares ...................................   31
Section 18.  General Provisions ...........................................   31

                             Underwriting Agreement

                                                                   July __, 2002

BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY INC.
WACHOVIA SECURITIES, INC.
 As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     Introductory. Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 4,000,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of 1,038,000 shares of Common Stock. The 4,000,000 shares of Common Stock to be sold by the Company and the 1,038,000 shares of Common Stock to be sold by the Selling Stockholders are collectively called the "Firm Common Shares". In addition, certain of the Selling Stockholders have severally granted to the Underwriters an option to purchase an aggregate of up to 755,700 additional shares of Common Stock, such Selling Stockholders selling up to the amount set forth opposite each such Selling Stockholder's name in Schedule B, all as provided in Section 2. The 755,700 additional shares to be sold by such Selling Stockholders pursuant to such option are collectively called the "Optional Common Shares". The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS"), U.S. Bancorp Piper Jaffray Inc. and Wachovia Securities, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

     The Company and the Underwriters agree that up to 251,900 of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters at the public offering price to certain eligible directors, officers and employees of the Company and their respective family members and certain other persons having business relationships with the Company (collectively, the "Participants"), as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") as described in the Prospectus (as defined below) and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. BAS (the "Designated Underwriter") has been selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-87044), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated June 26, 2002 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

     Section 1. Representations and Warranties.

     A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

        (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the applicable requirements and provisions of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration of the Prospectus Delivery Period (as defined below), complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times until the expiration of the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (b) Offering Materials Furnished to Underwriters. The Company has delivered to each of the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

          (c) Offering Material. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement. There is no potential liability to the Company with respect to any materials used in connection with the offering and sale of the Common Shares, other than a preliminary prospectus, the Prospectus or the Registration Statement.

          (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

          (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

          (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (h) Independent Accountants. Deloitte & Touche LLP and Arthur Andersen LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company and The Snyder Group Company ("The Snyder Group"), as the case may be, filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

          (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the respective consolidated financial positions of the Company and its subsidiaries and The Snyder Group as of and at the dates indicated and the results of their respective operations and their respective cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules or pro forma financial statements are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data", "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the Registration Statement fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

          (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; after giving effect to the use of proceeds as described in the Prospectus, the Company will hold such capital stock free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement. The Company does not have any

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"Significant Subsidiaries" as defined in Section 1-02 of Regulation S-X other than Red Robin International, Inc., Red Robin West, Inc., and Western Franchise Development, Inc.

          (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, conform in all material respects to the descriptions thereof contained in the Prospectus. Schedule C hereto lists all persons or entities who own or hold, of record or, to the Company's knowledge, beneficially, 10,000 or more shares of the Company's Common Stock on a fully diluted basis and without giving effect to the one for 2.9 reverse stock split described in the Prospectus.

          (l) Stock Exchange Listing. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

          (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's term loan with Finova Capital Corporation, real estate and equipment loans with General Electric Capital Corporation and its affiliates, real estate and equipment loans with various parties, including Captec Financial Group and its affiliates, credit agreement with U.S. Bank National Association and credit agreement with Wachovia Bank, N.A.), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and as described in the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances (a) as would not, individually or in the aggregate, result in a Material Adverse Change, or
(b) for which valid consents or waivers have been obtained by the Company, or
(c) as would exist under the term loan with Finova Capital Corporation or the credit agreement with U.S. Bank National Association, which loans will be repaid in full from the proceeds of the offering and/or from borrowings under the credit agreement with Wachovia Bank, N.A. and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD") and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to accelerate the obligation or to require the repurchase, redemption or repayment, of all or a portion of such indebtedness by the Company or any of its subsidiaries. There are no covenants under any indenture, mortgage, loan or credit agreement, note or any similar debt instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject other than those set forth in the Company's term loan with Finova Capital Corporation, real estate and equipment loans with General Electric Capital Corporation and its affiliates, real estate and equipment loans with various parties, including Captec Financial Group and its affiliates, credit agreement with U.S. Bank National Association and credit agreement with Wachovia Bank, N.A. To the Company's knowledge, and except for Exquizite Dining, LLC, none of the Company's franchisees are in default under, or in breach of, any franchise agreement to which any franchisee is a party or by which any franchisee may be bound or to which any property or assets of any franchisee is subject.

          (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or any of its franchisees, (ii) which has as the subject thereof any officer or director of or related person of, or property owned or leased by, the Company or any of its subsidiaries or any of its franchisees or
(iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary or such franchisee and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries or any of its franchisees, or with the employees of any principal supplier of the Company, exists or, to the best of the Company's knowledge, is threatened or imminent. With respect to references to franchisees and employees of any principal supplier of the Company in the foregoing representations and warranties, each such representation and warranty as to franchisees and employees of any principal supplier is made only as to the Company's knowledge.

          (o) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. Except as disclosed in the Prospectus, the Company is not a party to or bound by any material options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity. None of the Intellectual Property Rights employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or, to the Company's knowledge, any of its or its subsidiaries' officers, directors or employees or otherwise in violation of the rights of any persons, except for any such violations as would not result in a Material Adverse Change.

          (p) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A) (i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and except as described in the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material in the aggregate and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

          (r) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (s) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

          (t) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able

(i) to renew its existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

          (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person, including those business relationships or related party transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Condition and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61) (the "Commission's MD&A Pronouncement"), required to be described in the Prospectus which have not been described as required.

          (w) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

          (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;

(ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (z) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

          (aa) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (bb) Off Balance Sheet Transactions. There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's MD&A Pronouncement, required to be described in the Prospectus which have not been described as required.

          (cc) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          (dd) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

          (ee) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

          (ff) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence
(i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and covenants to each Underwriter as follows:

     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized (if such Selling Stockholder is not an individual), executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and, with respect to any entity, under its charter, by-laws, partnership agreement, trust agreement or other organizational documents, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

     (d) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

     (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, any charter, by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights pursuant to the Registration Rights Agreement, dated May 11, 2000, as amended, by and among Red Robin International, Inc. and the other parties named therein (the "Registration Rights Agreement").

     (g) No Preemptive Rights or Other Rights. Such Selling Stockholder does not have any preemptive rights or other rights to any securities of the Company or any of its subsidiaries in connection with the offering contemplated by this Agreement, or any other offering or issuance of securities by the Company or any of its subsidiaries prior to or on or after the date hereof; such Selling Stockholder has not granted or assigned any preemptive rights or other rights to any securities of the Company or any of its subsidiaries to any person or entity.

     (h) No Further Consents, etc. Except for the (i) exercise by such Selling Stockholder of certain registration rights pursuant to the Registration Rights Agreement (which registration rights have been duly exercised pursuant thereto), and (ii) waiver by certain other holders of Common Stock of certain registration rights pursuant to such Registration Rights Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

     (i) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus (the "Selling Stockholder Information") is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

     (j) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

     (k) Confirmation of Company Representations and Warranties. To such Selling Stockholder's knowledge, the representations and warranties of the Company contained in Section 1(A) hereof are true and correct. Such Selling Stockholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information concerning the Company which is not disclosed in the Registration Statement or the Prospectus and which has had or may reasonably be expected to have a Material Adverse Change.

     (l) Enforceability of New York Judgment. To the extent the Selling Stockholder is organized under the laws or a resident of a jurisdiction located outside the United States (referred to herein as a "Non-U.S. Selling Stockholder"), such Non-U.S. Selling Stockholder severally represents as to himself or itself that any final judgment for a fixed or readily calculable sum of money rendered by any state court in the State of New York or any federal court of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against such Non-U.S. Selling Stockholder based upon this Agreement, the Custody Agreement or the Power of Attorney would be declared enforceable against such Non-U.S. Selling Stockholder by the courts of Japan or Guam, as the case may be, without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, except to the extent that a court in Japan or Guam, as the case may be, determines that any such enforcement would violate public policy of Japan or Guam, as the case may be.

     (m) No Approvals Required for U.S. Dollar Payments. Each Non-U.S. Selling Stockholder represents as to himself or itself that no exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in Japan or Guam, as the case may be, is required for the payment by non-U.S. Selling Stockholders of any amounts in United States dollars pursuant to the terms of this Agreement, the Custody Agreement or the Power of Attorney.

         Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     Section 2. Purchase, Sale and Delivery of the Common Shares.

     (a) The Firm Common Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 4,000,000 Firm Common Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 1,038,000 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $____ per share.

     (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. East Coast time, on July __, 2002 or such other time and date not later than 12:00 p.m. East Coast time, on

July __, 2002 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

     (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, certain of the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 755,700 Optional Common Shares from such Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised from time to time on one or more occasions upon notice by the Representatives to the Company and such Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option,
(ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each such Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Stockholder. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and such Selling Stockholders.

     (d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

     (e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First

Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

     (f) Delivery of the Common Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, a credit representing the Firm Common Shares to an account or accounts of The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Certain of the Selling Stockholders shall also deliver, or cause to be delivered, a credit representing the Optional Common Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 5:00 p.m. on the first business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.


     Section 3. Additional Covenants.

     A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

     (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the

Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or their counsel reasonably object.


     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or 462(b) were received in a timely manner by the Commission.

     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary or appropriate to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request promptly after such request.

     (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

     (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending on the last day of first quarter ending after one year following the effective date of the Registration Statement that satisfies the provisions of
Section 11(a) of the Securities Act.

     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

     (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus whether or not such financial statements are complete.

     (k) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     (l) Nasdaq Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

     (m) Agreement Not To Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares or as set forth under the caption "Shares Eligible for Future Sale - Stock options and stock plans" in the Prospectus with respect to shares under the Company's 2002 Stock Incentive Plan and Employee Stock Purchase Plan), or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS); provided, however, that the Company may issue shares of its Common Stock upon the exercise of options outstanding on the date hereof which are held by securityholders not subject to the lock-up agreements required by Section 5(l) of this Agreement.

        (n) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, New York 10019, Attention: Joel Van Dusen (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

        (o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

        (p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        (q) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering except to the extent consented to by BAS. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

     B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:


        (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, (and will cause any spouse or immediate family member of the spouse or Selling

Stockholder living in the Selling Stockholder's household not to), without the prior written consent of BAS (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus.

     (b) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

     BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all fees, costs and expenses incurred in connection with any roadshow or marketing efforts (other than hotel and commercial airline costs and expenses of the Underwriters), (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this

Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders (except as otherwise previously agreed with the Company), (ii) fees and expenses of the Custodian and
(iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

     This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof, respectively, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the Company's audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional conformed copy of such accountants' letter for each of the several Underwriters).

     (b) Accountants' Comfort Letter. On or prior to the date hereof, the Representatives shall have received from Arthur Andersen LLP, independent public or certified public accountants for The Snyder Group, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives.

     (c) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon

     Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

          (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the sole judgment of BAS there shall not have occurred any Material Adverse Change.

     (e) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinions of O'Melveny & Myers LLP, counsel for the Company, and John Grant, Vice President and General Counsel of the Company, dated as of such Closing Date, the forms of which are attached as Exhibit A (and the
                                                 ---------
Representatives shall have received an additional conformed copy of such counsel's legal opinion for each of the several Underwriters).

     (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters agreed upon by the Representatives.

     (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
(c)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representative shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsections (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional conformed copy of such accountants' letter for each of the several Underwriters).

     (i) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of O'Melveny & Myers LLP, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional conformed
---------
copy of such counsel's legal opinion for each of the several Underwriters).

     (j) Selling Stockholders' Certificate. On each of the First Closing Date and the Second Closing Date the Representative shall receive a written certificate executed by or on behalf of each Selling Stockholder, dated as of such Closing Date, to the effect that:

          (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

          (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

     (k) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

     (l) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each person or entity listed on Schedule C hereto or as otherwise agreed to by the Representatives, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (m) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such certificates (including Secretaries' Certificates), information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 10, Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Section 7. Effectiveness of this Agreement.

          This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

          Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, (b) of any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 8. Indemnification.

     (a) Indemnification of the Underwriters. Each of the Company and each of the Selling Stockholders, severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A)
(i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with the reservation and sale of Directed Shares to the Participants, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein (except that with respect to this clause (iii), each Selling Stockholder shall only be liable, severally and not jointly, for its representations and warranties set forth in Section 1(B) hereof); or (iv) in whole or in part upon (x) any failure of the Company or the Selling

Stockholders to perform their respective obligations hereunder or under law or
(y) any action by the Company or any of its stockholders which violates any law with respect to the offering and sale of the Common Shares (except that with respect to this clause (iv), each Selling Stockholder shall only be liable, severally and not jointly, for its respective obligations hereunder or under law); or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, that each Selling Stockholder under the foregoing indemnity shall have no obligation to provide indemnity hereunder where the loss, claim, damage, liability or expense arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent to which such untrue statement or alleged untrue statement or omission or alleged omission relates to such Selling Stockholder's Selling Stockholder Information; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the

Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, in the second, ninth and eleventh paragraphs, in the last sentence of the twelfth paragraph, in the first sentence of the thirteenth paragraph, in the last two sentences of the fourteenth paragraph, and in the fifteenth paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (which approval may not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officers and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is
(i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability, or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities or obligations that the Company may otherwise have; provided, however, that if a claim for indemnity is brought under Section 8(a) hereof and this Section 8(e) in respect of any action or proceeding, the Company shall be liable for the reasonable fees and expenses of no more than one separate law firm (in addition to any local counsel) for BAS, as the Designated Underwriter, for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

          (f) Notwithstanding any other provisions of this Section 8, the total liability of each Selling Stockholder under the provisions of this Section 8 or
Section 9 of this Agreement shall be limited to an amount equal to the proceeds, net of underwriting discounts, from the sale of the Common Shares sold by such Selling Stockholder to the Underwriters.

     Section 9. Contribution.

          If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an
----------
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A
                                                                   ----------
bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting Underwriter, the Company or any Selling Stockholder, except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

     Banc of America Securities LLC
     600 Montgomery Street

          San Francisco, California 94111
          Facsimile:  (415) 913-5558
          Attention:  Jeffrey B. Child/ William L. McLeod, Jr.

     with a copy to:

          Banc of America Securities LLC
          9 West 57th Street
          New York, New York  10019
          Facsimile:  (212) 583-8567
          Attention:  Legal Department

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York  10004
          Facsimile:  (212) 859-4000
          Attention:  Valerie Ford Jacob, Esq.

     If to the Company:

          Red Robin Gourmet Burgers, Inc.
          5575 DTC Parkway, Suite 110
          Greenwood Village, Colorado  80111
          Facsimile:  (303) 846-6013
          Attention:  James P. McCloskey

     with a copy to:

          O'Melveny & Meyers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California  92660
          Facsimile:  (949) 823-6994
          Attention:  Thomas J. Leary, Esq.

     If to the Selling Stockholders:

          [To Come]

     with a copy to:

          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California  92660
          Facsimile:  (949) 823-6994
          Attention:  Thomas J. Leary, Esq.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 16. (a) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state, without regard to conflicts of laws principles.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each Selling Stockholder not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at ________, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

     (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     Section 17. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Attorneys-in-Fact the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                     Very truly yours,

                                     RED ROBIN GOURMET BURGERS, INC.

                                     By:__________________________
                                        Name:  Michael J. Snyder
                                        Title: Chief Executive Officer
                                               and President


                                     THE SELLING STOCKHOLDERS
                                     SET FORTH ON SCHEDULE B

                                     By:___________________________
                                        Name:  Michael J. Snyder
                                        Title: Attorney-in-Fact

                                     By:___________________________
                                        Name:  James P. McCloskey
                                        Title: Attorney-in-Fact

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY INC.
WACHOVIA SECURITIES, INC.

Acting as Representatives of the
several Underwriters named
in the attached Schedule A.

By: BANC OF AMERICA SECURITIES LLC

By:_______________________________
Name:
Title:

                                   SCHEDULE A

                                                        Number of Firm
                                                         Common Shares
Underwriters                                            to be Purchased
------------                                            ---------------
Banc of America Securities LLC........................
U.S. Bancorp Piper Jaffray Inc. ......................
Wachovia Securities, Inc. ............................

         Total........................................

                                   SCHEDULE B


                                                  Number of      Maximum Number
                                                  Firm Common    of Optional
                                                  Shares         Common Shares
Selling Stockholder                               to be Sold     to be Sold
-------------------                               -----------    --------------
Gaishoku System Kenkyujo Company, Ltd. ..........
Kiwanu Yokawa....................................
Hibari Guam Corporation..........................
OTL, Ltd.........................................

         Total:..................................
                                                  ===========    ==============

                                                                       EXHIBIT A

     Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

     References to the Prospectus in this Exhibit A include any supplements
                                          ---------
thereto at the Closing Date.

          (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and assets, to carry on its business as described in the Prospectus and the Registration Statement, to enter into the Underwriting Agreement, and to perform its obligations under the Underwriting Agreement. The Company is qualified as a foreign corporation to do business in the states set forth on a schedule to the opinion of counsel and is in good standing in each of such states.

          (ii) Each of Red Robin International, Inc., a Nevada corporation ("RRI"), Red Robin West, Inc., a Nevada corporation ("RRW"), and Western Franchise Development, Inc., a California corporation ("WFD," and together with RRI and RRW, the "Significant Subsidiaries") has been duly incorporated and is validly existing in good standing under the laws of its respective state of incorporation, with corporate power and corporate authority to own its properties and assets and to carry on its business as described in the Prospectus and the Registration Statement. Each Significant Subsidiary is qualified as a foreign corporation to do business in the states set forth on a schedule to the opinion of counsel and is in good standing in each of such states.

          (iii) The outstanding shares of Common Stock of each of the Significant Subsidiaries and of each of the Company's subsidiaries listed on a schedule to the opinion of counsel have been duly authorized by all necessary corporate action on the part of such subsidiary, are validly issued, fully paid and non-assessable, and except as set forth in the Registration Statement and the Prospectus or on a schedule to the opinion of counsel, are owned of record by the Company either directly or through wholly-owned subsidiaries.

          (iv) The outstanding shares of Common Stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable. The statements in the Prospectus under the caption "Description of Common Stock," insofar as they summarize provisions of the Certificate of Incorporation and Bylaws of the Company, and the statements in the Prospectus under the caption "Management - Stock plans," insofar as they summarize provisions of the Company's 1990 stock option plan, 1996 stock option plan, 2000 management performance stock option plan, 2002 stock incentive plan or employee stock purchase plan, are fair and accurate summaries of such provisions in all material respects.

          (v) The form of certificate used to evidence the Common Stock complies with all applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware.

          (vi) Neither the holders of the capital stock of the Company nor any other persons are entitled to any preemptive right, right of first refusal or similar right to subscribe to any additional shares of the Company's capital stock under the Company's Certificate of Incorporation or Bylaws or the General Corporation Law of the State of Delaware. None of the Filed Agreements (as defined in paragraph (xvii) below) nor any other agreement listed on a schedule to the opinion of counsel grants to any party thereto or, to such counsel's knowledge, any other person a preemptive right, right of first refusal or similar right to subscribe to any additional shares of the Company's capital stock, except for any such right that, as of the date hereof, has terminated or been waived.

          (vii) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

          (viii) The Company Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Company Shares in accordance with the Underwriting Agreement and the countersigning of the certificate or certificates representing the Company Shares by a duly authorized signatory of the registrar for the Company's Common Stock or the book-entry of the Company Shares by the transfer agent for the Company's Common Stock in the name of The Depository Trust Company or its nominee, will be validly issued, fully paid and non-assessable.

          (ix) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission. The Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b) promulgated under the Act.

          (x) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel expresses no opinion concerning the financial statements and other financial information contained therein.

          (xi) Based solely on correspondence received from the National Association of Securities Dealers, Inc. dated June 24, 2002 and the Company Certificates, the Common Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

          (xii) The statements in the Prospectus under the captions "U.S. Federal Tax Considerations for Non-U.S. Holders," "Shares Eligible for Future Sale" and "Underwriting," insofar as they purport to describe the provisions of the laws referred to therein, are fair and accurate summaries of such provisions in all material respects.

          (xiii) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

          (xiv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Change; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other persons.

          (xv) The execution and delivery by the Company of the Underwriting Agreement do not, and the Company's performance of its obligations under the Underwriting Agreement will not, violate the current Delaware General Corporation Law or any current California, New York or federal statute, rule or regulation applicable to the Company or to transactions contemplated by the Underwriting Agreement. However, such counsel expresses no opinion regarding any federal securities laws or Blue Sky or state securities laws or Section 8 or Section 9 of the Underwriting Agreement, except as otherwise expressly stated herein.

          (xvi) No order, consent, permit or approval of any federal, California or New York court or governmental authority or under the Delaware General Corporation Law is required on the part of the Company for the execution and delivery of the Underwriting Agreement or for the performance of its obligations under the Underwriting Agreement, except such as have been obtained under the Act or such as may be required under applicable Blue Sky or state securities laws or from the National Association of Securities Dealers, Inc.

          (xvii) The execution and delivery by the Company of the Underwriting Agreement do not, and the Company's performance of its obligations under the Underwriting Agreement will not, (a) violate the respective certificate or articles of incorporation or bylaws of the Company or of any of its subsidiaries, (b) violate, breach or result in a default under any existing obligation of or restriction on the Company or any of its subsidiaries under any agreement which has been filed as an exhibit to the Registration Statement (the "Filed Agreements") or any other agreement listed on a schedule to the opinion of counsel, (c) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under any of the Filed Agreements or any other agreement listed on a schedule to the opinion of counsel, or (d) breach or otherwise violate any existing obligation of or restriction on the Company or any of its subsidiaries under any order, judgment or decree of any California, New York or federal court or governmental authority, or of any Delaware court or governmental authority issued under the Delaware General Corporation Law, which is binding on the Company or any of its subsidiaries and identified to us in the Company Certificates. Such counsel expresses no opinion, however, as to the effect of the Company's performance of its obligations in the Underwriting Agreement on the Company's compliance with financial covenants in any of the Filed Agreements.

          (xviii) The Company is not, and after receipt of payment for the Company Shares and application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" required to register under the Investment Company Act of 1940, as amended.

          (xix) Except as disclosed in the Registration Statement, no holder of securities of the Company has the right under any of the Filed Agreements, any other instrument which has been filed as an Exhibit to the Registration Statement, or any other agreement or contract identified on a schedule to the opinion of counsel, to register such securities on or as part of the Registration Statement or to include them in the offering contemplated by the Underwriting Agreement, except for (a) any such holder who has effectively waived such right, and (b) each Selling Stockholder who has agreed to exercise such right only with respect to the Common Shares which are proposed to be sold by such Selling Stockholder in the offering contemplated by the Underwriting Agreement.

     In addition, such counsel shall state that they have participated in conferences in connection with the preparation of, and have reviewed, the Registration Statement and the Prospectus, but have not independently verified the accuracy, completeness or fairness of the statements contained in those documents. The limitations inherent in such participation and review, and the knowledge available to such counsel, are such that such counsel is unable to assume, and such counsel does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs
(iv) and (xii) above). However, on the basis of such participation and review, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on its effective date and on the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may (A) assume, with respect to the opinion in paragraphs (ii), (iii) and (xvii) above, insofar as they relate to matters of Colorado, Maryland or Nevada law, the matters set forth in the opinions (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinions as if they were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to relevant factual matters, rely upon factual representations in certificates of the Company and each of its subsidiaries and upon certificates of public officials.

     In rendering such opinion, such counsel may also assume, with respect to the opinions in paragraphs (xvii) and (xviii) above, that the Company has repaid from the proceeds of the offering all indebtedness outstanding under that certain Credit Agreement, dated August 9, 2000, by and among the Company, certain subsidiaries of the Company and Finova Capital Corporation, as amended, and under that certain Credit Agreement among the Company, certain subsidiaries of the Company and U.S. Bank National Association.

     Such counsel's use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in such opinion shall mean that those attorneys in such counsel's firm who have given substantive attention to the representation described in the introductory paragraph of such opinion do not have current actual knowledge that the statement is inaccurate. Such terms shall not include any knowledge of other attorneys within such firm (regardless of whether they have represented or are representing the Company or any of its subsidiaries in connection with any other matter) or any constructive or imputed notice of any matters or items of information. Except as otherwise expressly indicated, such counsel has not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by them during the preparation of such opinion should not be regarded as such an investigation. No inference as to such counsel's knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of such counsel's representation of the Company or any of its subsidiaries in connection with such opinion or in other matters.

     In addition, the General Counsel of the Company will deliver a legal opinion to the effect that the Company owns the shares of each subsidiary, either directly or through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim as defined in Article 8 of the Uniform Commercial Code, except as otherwise disclosed in the Prospectus and the Registration Statement.

                                                                       EXHIBIT B

          The opinion of such counsel pursuant to Section 5(i) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto
                                     ---------
at the Closing Date.

          (i) Each of the Selling Stockholders to the extent such Selling Stockholder is a corporation has the corporate power and corporate authority to (a) enter into the Underwriting Agreement, its respective Power of Attorney and the Custody Agreement, (b) sell, transfer and deliver the Common Shares being sold by it under the Underwriting Agreement, and
     (c) perform its other obligations under the Underwriting Agreement, its respective Power of Attorney and the Custody Agreement.

          (ii) The execution, delivery and performance of the Power of Attorney have been duly authorized by all necessary corporate action on the part of each Selling Stockholder to the extent such Selling Stockholder is a corporation. Each of the Selling Stockholders has duly executed and delivered its Power of Attorney.

          (iii) The execution, delivery and performance of the Underwriting Agreement and the Custody Agreement have been duly authorized by all necessary corporate action on the part of each of the Selling Stockholders to the extent such Selling Stockholder is a corporation. Upon execution and delivery of the Underwriting Agreement and the Custody Agreement by the Attorney-in-Fact on behalf of each Selling Stockholder, each of the Underwriting Agreement and the Custody Agreement will have been duly executed and delivered by each Selling Stockholder.

          (iv) Each of the Powers of Attorney and the Custody Agreement constitutes the legally valid and binding obligation of each of the respective Selling Stockholders, enforceable against each of the respective Selling Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (v) Section 2(c) of the Underwriting Agreement constitutes the legally valid and binding obligation of [applicable Selling Stockholders granting over-allotment option], enforceable against [applicable Selling Stockholder granting over-allotment option] in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (vi) The execution and delivery by each Selling Stockholder of the Underwriting Agreement, its respective Power of Attorney and the Custody Agreement do not, and each Selling Stockholder's performance of its obligations under the Underwriting Agreement, its respective Power of Attorney and the Custody Agreement will not (a) violate such Selling Stockholder's certificate or articles of incorporation, bylaws or other organizational documents to the extent such Selling Stockholder is a corporation, (b) violate the current Delaware General Corporation Law or any current New York or federal statute, rule or regulation applicable to such Selling Stockholder or to transactions of the type contemplated by the Underwriting Agreement, the Powers of Attorney or the Custody Agreement,
     (c) violate, result in a breach of or constitute a default under the terms of any agreement or instrument to which any such Selling Stockholder is a party or by which it is bound and which is listed on a schedule to the legal opinion of counsel, or (d) breach or otherwise violate any existing obligation of or restriction on such Selling Stockholder under any order, judgment or decree of any California, New York or federal court or governmental authority, or of any Delaware court or governmental authority issued under the Delaware General Corporation Law, which is binding on such Selling Stockholder and identified in certificates of each of the Selling Stockholders. However, such counsel expresses no opinion regarding any federal securities laws or Blue Sky or state securities laws or Section 8 or Section 9 of the Underwriting Agreement, except as otherwise expressly stated herein.

          (vii) No order, consent, permit or approval of any federal or New York governmental authority or under the Delaware General Corporation Law is required on the part of any of the Selling Stockholders for the execution and delivery of the Underwriting Agreement, its respective Power of Attorney or the Custody Agreement or for the sale of the Common Shares, except such as have been obtained under the Act or such as may be required under applicable Blue Sky or state securities laws or by the National Association of Securities Dealers, Inc.

          (viii) Upon payment for and delivery of the Common Shares in New York by the Selling Stockholders in accordance with the Underwriting Agreement, the Powers of Attorney and the Custody Agreement, and assuming that the several Underwriters are acquiring the Common Shares without notice of any adverse claims, the several Underwriters will acquire the Common Shares free and clear of any adverse claims as defined in Article 8 of the Uniform Commercial Code.

          (ix) [For Non-U.S. Selling Stockholder] In any proceedings duly taken in the courts of [applicable non-U.S. jurisdiction] with respect to [non-U.S. Selling Stockholder] to enforce the Underwriting Agreement, any of the Powers of Attorney, or the Custody Agreement, the choice of law of the State of New York as the governing law of the Underwriting Agreement, the Powers of Attorney and the Custody Agreement would be recognized and such law would be applied. Such counsel advises you, however, that if a [applicable non-U.S. jurisdiction] court found that application of New York law to the Underwriting Agreement, the Powers of Attorney or the Custody Agreement would result in a violation of a fundamental public policy of [applicable non-U.S. jurisdiction], such court might not give effect to the choice of laws of the State of New York.

          (x) [Non-U.S. Selling Stockholder] Any judgment rendered in a New York court arising out of or in relation to the obligations of any of [non-U.S. Selling Stockholder] under the Underwriting Agreement, the Powers of Attorney or the Custody Agreement may be enforced by the courts of [applicable non-U.S. jurisdiction]. Such counsel advises you, however, that if a [applicable non-U.S. jurisdiction] court found that enforcement of such judgment rendered in a New York court would result in a violation of a fundamental public policy of [applicable non-U.S. jurisdiction], that the New York court did not have proper jurisdiction to render such judgment, that the service of process was defective, or that the New York court does not mutually recognize judgments rendered in a [applicable non-U.S. jurisdiction] court, such court might not enforce such judgment rendered in a New York court.

     In rendering such opinion, such counsel may (A) assume, with respect to the opinion in paragraphs (i), (ii), (iii), (iv), (v), (vi)(a), (ix) and (x) above, insofar as they relate to matters of Nevada, Japanese or Guam law, the matters set forth in the opinions (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinions as if they were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to relevant factual matters, rely upon factual representations in certificates of the Selling Stockholders and upon certificates of public officials.

                                                                       EXHIBIT C

____________________, 2002

Banc of America Securities LLC
U.S. Bancorp Piper Jaffray
First Union Securities, Inc.
     As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

RE:  Red Robin Gourmet Burgers, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to) without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined (as such spouse or family member) in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



_____________________________________
Printed Name of Holder

By:__________________________________
   Signature


_____________________________________
Printed Name of Person Signing
(and indicate capacity of person
signing if signing as custodian,
trustee, or on behalf of an entity)




                                      C-2